EXHIBIT 23(c)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Microtek Medical Holdings, Inc.

We consent to the incorporation by reference in this Registration Statement of Microtek Medical Holdings, Inc. on Form S-8 of our report dated February 18, 2003 appearing in the Annual Report on Form 10-K of Microtek Medical Holdings, Inc. for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Atlanta, Georgia
July 28, 2004